Exhibit 3.1

ARTICLES OF MERGER

OF

COGO TECHNOLOGIES, INC. (“COGO TECHNOLOGIES”)

AND OF

COMTECH GROUP, INC. (“COMTECH”)

FIRST:  Cogo Technologies, Inc. and Comtech Group, Inc., being the corporations which are the parties to these Articles of Merger, do hereby agree to effect a merger of said corporations upon the terms and conditions herein set forth.

SECOND:  The name of the successor corporation is Comtech Group, Inc., which is a corporation incorporated in the State of Maryland under the provisions of the Maryland General Corporation Law with its principal office in the State of Maryland located in Baltimore City. Comtech will continue its corporate existence under the name “Cogo Group, Inc.” pursuant to the provisions of the Maryland General Corporation Law.

THIRD:  The name of the corporation to be merged into the successor corporation is Cogo Technologies, Inc. (“Cogo”), which is a corporation incorporated in the State of Maryland under the provisions of the Maryland General Corporation Law with its principal office in the State of Maryland located in Baltimore City, and the corporate existence of which will cease upon the effective date of the merger pursuant to the provisions of the Maryland General Corporation Law.

As of the effective date, all of the issued shares of stock of Cogo are owned by Comtech.

Comtech Group, Inc. owns no interest in land in the State of Maryland.  Cogo Technologies, Inc. owns no interest in land in the State of Maryland

FOURTH:  An amendment is hereby effected to Comtech’s charter as part of the merger to change its name from Comtech Group, Inc. to Cogo Group, Inc.

FIFTH:  The authorized share structure of each of the corporations which is a party to these Articles of Merger is as follows:

	Comtech Group, Inc.	Cogo Technologies, Inc.

Total number of shares of all classes:	38,498,769	3,000

Number and par value of shares of each class:	38,498,769 shares of common stock par value $0.01	3,000 shares of common stock par value $0.01

Number of shares without par value of each class:	0	0

Aggregate par value of all shares with par value:	38,498,769 shares of common stock par value $0.01	3,000 shares of common stock par value $0.01

SIXTH:  On the Effective Date, each outstanding share of Cogo common stock shall be retired and canceled for no consideration.

SEVENTH:  The terms and conditions of the merger herein set forth were advised, authorized, and approved by the Board of Directors of Cogo, the sole shareholder of Cogo and the Board of Directors of Comtech in the manner required by their respective charters and the provisions of the Maryland General Corporation Law.  The said merger and the aforesaid terms and conditions were approved in the manner herein-after set forth.  The Board of Directors of Cogo, the Board of Directors of Comtech and the sole shareholder of Cogo each adopted a resolution approving the proposed merger of Cogo into Comtech on substantially the terms and conditions set forth in or referred to in said resolution. Said resolutions were each adopted by a unanimous written consent signed on May 8, 2008 by either all of the members of the Board of Directors or by the sole shareholder without a meeting, as applicable.

EIGHTH:  The effective date of the merger herein provided for shall be May 13, 2008.

IN WITNESS WHEREOF, these Articles of Merger are hereby signed for and on behalf of Comtech by its Chief Executive Officer, who does hereby acknowledge that said Articles of Merger are the act of said corporation, and who does hereby state under the penalties for perjury that the matters and facts set forth therein with respect to authorization and approval of said merger are true in all material respects to the best of his knowledge, information, and belief; and these Articles of Merger are hereby signed for and on behalf of Cogo by its President, who does hereby acknowledge that said Articles of Merger are the act of said corporation, and who does hereby state under the penalties for perjury that the matters and facts stated therein with respect to authorization and approval of said merger are true in all material respects to the best of his knowledge, information, and belief.

COMTECH GROUP, INC.

By:	/s/ Jeffrey Kang
Name: Jeffrey Kang
Title: Chief Executive Officer

Attest:

/s/ Frank Zheng
Frank Zheng
Secretary

Dated:  May 8, 2008.

COGO TECHNOLOGIES, INC.

By:	/s/ Jeffrey Kang
Name: Jeffrey Kang
Title: Chief Executive Officer

Attest:

/s/ Frank Zheng
Frank Zheng
Treasurer

Dated:  May 8, 2008.

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